SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                     Shenandoah Telecommunications Company
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

                                      N/A
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

                                      N/A
--------------------------------------------------------------------------------
5)   Total fee paid:

                                      N/A
--------------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                      SHENANDOAH TELECOMMUNICATIONS COMPANY

                              124 South Main Street
                               Edinburg, Virginia

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 22, 2003

                                                                  March 21, 2003

TO THE SHAREHOLDERS OF SHENANDOAH TELECOMMUNICATIONS COMPANY:

      The annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company's offices at 500 Mill Road, Edinburg, Virginia, on Tuesday, April 22, 2003, at 11:00 a.m. for the following purposes:

1. To elect three Class II Directors to serve until the annual meeting of shareholders in 2006; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on March 18, 2003 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

         Lunch will be provided.


                                         By Order of the Board of Directors

                                         Laurence F. Paxton
                                         Secretary

                                    IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED STAMPED (FOR U.S. MAILING) ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                 PROXY STATEMENT

                                                        124 South Main Street
                                                        Edinburg, Virginia 22824

                                                        March 21, 2003

TO THE SHAREHOLDERS OF SHENANDOAH TELECOMMUNICATIONS COMPANY:

      Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in the auditorium of the Company's offices at 500 Mill Road, Edinburg, Virginia, on Tuesday, April 22, 2003, at 11:00 a.m., and any adjournment or postponement thereof. The purpose of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

      The Company has 8,000,000 authorized shares of common stock, of which 3,785,913 shares were outstanding on March 18, 2003. This proxy statement and the Company's Annual Report, including the Company's audited financial statements for 2002, are being mailed on or about March 21, 2003, to approximately 3,958 shareholders of record on March 18, 2003. Only shareholders of record on that date are entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any qualified shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the Annual Meeting at the Company's offices at 124 South Main Street, Edinburg, Virginia 22824, and by any shareholder at the time and place of the Annual Meeting during the whole time of the meeting.

      Each outstanding share will entitle the holder of such share on the record date to one vote at the Annual Meeting. The holders of a majority of the shares of common stock issued and outstanding and entitled to be cast on a matter at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting for action on that matter. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

      Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. Votes on the election of directors may be cast for or as abstentions. Votes on any other matters generally may be cast for, against or as abstentions.

      Shares of the Company's common stock represented by an effective proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted "FOR" the election of each of the Class II Directors listed on the proxy card.

      Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The Board of Directors is not aware of any other matters which are likely to be brought before the Annual Meeting, and business at the Annual Meeting will be limited to the proposal set forth above and to matters incidental to that proposal and the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, including a proposal to adjourn or postpone the Annual Meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

      Executed proxies may be revoked at any time prior to exercise. A shareholder who has given a proxy may revoke it at any time before its exercise at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by properly submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Unless a proxy is revoked, the shares represented by such proxy will be voted in the discretion of the named proxies at the Annual Meeting and any adjournment or postponement of the meeting. Attendance at the meeting by a shareholder who has submitted a proxy but does not provide a notice of revocation or request to vote in person is not sufficient to revoke that proxy. Shareholders should address all written notices of revocation of proxies and other communications relating to proxies to the Company at its principal executive offices. The address of the Company's principal executive offices is 124 South Main Street, Edinburg, Virginia 22824.

      The cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies in person, by the use of the mail and by telephone. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also expects to make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

      Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the Annual Meeting and referred to in the proxy is approved.

                            THE ELECTION OF DIRECTORS

                         Directors Standing for Election

      There are currently nine directors (constituting the entire Board of Directors of the Company), divided into three classes. The current term of Class II Directors expires at the 2003 Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class II Directors, be reelected to Class II for a new term of three years and until their successors are duly elected and qualified.

      The proxy holders will vote the proxies received by them (unless contrary instructions are noted on the proxies) for the election of the three nominees as directors, all of whom are now members of and constitute the Class II Directors. If any such nominees should be unavailable, the proxy holders will vote for substitute nominees in their discretion. Shareholders may withhold the authority to vote for the election of directors or one or more of the nominees. Directors will be elected by a plurality of the votes cast. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast and, accordingly, will not affect whether the election of any nominee to the Board of Directors is approved at the annual meeting. The names and principal occupation of the three nominees, the Company's six other current directors and the Company's executive officers are set forth in the following table. The Board of Directors unanimously recommends a vote "FOR" election of the three nominees for Class II Director.

                               BOARD OF DIRECTORS

                                       Year
                                      Elected                  Principal Occupation and Other Directorships for
         Name of Director            Director    Age                            Past Five Years
-------------------------------------------------------------------------------------------------------------------
               (1)                      (2)                                           (3)

                                         Nominees for Election of Directors

Class II (Term expires 2006) - The directors standing for election are:
  Noel M. Borden                       1972    66         Retired since 2001, and President 1971 - 2001, H. L.
  Vice Chairman of the Board                              Borden Lumber Company (a retail building materials
                                                          firm); Chairman of the Board, First National Corporation.

  Ken L. Burch                         1995    58         Farmer

  Grover M. Holler, Jr.                1952    82         President since 1964, Valley View, Inc. (a real estate
                                                          developer)

                                           Directors Continuing in Office

Class I (Term expires 2005)
  Douglas C. Arthur                    1997    60         Attorney-at-Law since 1970, Arthur and Allamong;
                                                          Director, First National Corporation; Member,
                                                          Shenandoah County School Board.

  Harold Morrison, Jr.                 1979    73         Chairman of the Board since 1993, Woodstock Garage,
                                                          Inc. (an auto sales & repair firm)

  Zane Neff                            1976    74         Retired since 1998 as Manager, Hugh Saum Company, Inc.
                                                          (a hardware and furniture store)

Class III (Term expires 2004)
  Dick D. Bowman                       1980    74         President since 1986, Bowman Bros., Inc. (a farm
                                                          equipment dealer); Director, Shenandoah Valley Electric
                                                          Cooperative; Director, The Rockingham Group; Director,
                                                          Old Dominion Electric Cooperative.

  Christopher E. French                1996    45         President since 1988, Shenandoah Telecommunications Co.
  President                                               and its subsidiaries; Director, First National
                                                          Corporation.

  James E. Zerkel II                   1985    58         Vice President since 1970, James E. Zerkel, Inc. (a
                                                          hardware firm); Director, Shenandoah Valley Electric
                                                          Cooperative.


(1) The directors who are not full-time employees of the Company were compensated in 2002 for their services on the Board of Directors and one or more of the boards of directors of the Company's subsidiaries at the rate of $600 per month plus $600 for each Board of Directors meeting attended. Through October 7, 2002, additional compensation was paid during the year to certain non-employee directors who also served in various administrative capacities as Vice President, Secretary, Assistant Secretary, and Treasurer, for their services in these capacities, in the amounts of $1,740, $3,480, $1,740, and $3,480, respectively.

(2) Years shown are when first elected to the Board of Directors of the Company or the Company's predecessor, Shenandoah Telephone Company. Each nominee has served continuously since the year he joined the Board of Directors.

(3)   Each director also serves as a director of the Company's subsidiaries.

           Attendance of Board Members at Board and Committee Meetings

      During 2002, the Board of Directors held 14 meetings. All of the directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings held by all committees of the Board on which such director served.

      Standing Audit and Compensation Committees of the Board of Directors

1. Audit Committee - The Audit Committee of the Board consists of Grover M. Holler, Jr. (Chairman), Douglas C. Arthur, and James E. Zerkel II. During 2002 there were six meetings of the Audit Committee. Among other responsibilities, the committee is responsible for the employment of outside auditors and for receiving and reviewing the auditors' report. The Company believes that each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market.

2. Compensation Committee - The Personnel Committee of the Board of Directors performs the function of a compensation committee. The Personnel Committee consists of the following directors: Noel M. Borden (Chairman), Harold Morrison, Jr., and James E. Zerkel II. The committee is responsible for the wages, salaries, and benefit programs for all employees. During 2002 there were two meetings of this committee.

      The Board of Directors does not have a standing nominating committee. Candidates for election by the shareholders are nominated by the full Board of Directors.

                                 STOCK OWNERSHIP

      The following table presents information as of February 1, 2003 concerning the beneficial ownership of the Company's outstanding shares of common stock by all directors and director nominees, executive officers, and all directors and executive officers as a group. The Company is not aware that any person not listed in the following table is the beneficial owner of more than 5% of the Company's outstanding stock.

                                                        Number of Shares
         Name and Address                                  Owned (1)         Percent of Class
---------------------------------------------------------------------------------------------
      Douglas C. Arthur                                      1,612                *
      Noel M. Borden                                        16,077                *
      Dick D. Bowman                                        46,564                 1.23
      Ken L. Burch                                          45,172                 1.20
      Christopher E. French                                295,505(2)              7.82
      Grover M. Holler, Jr                                  70,736                 1.87
      Harold Morrison, Jr                                   19,828                *
      Zane Neff                                              8,026                *
      James E. Zerkel II                                     4,498                *
      David E. Ferguson                                      3,370(2)             *
      David K. MacDonald                                     1,361(2)             *
      Laurence F. Paxton                                     2,849(2)             *
      William L. Pirtle                                      2,381(2)             *
          Total shares beneficially owned by
          13 directors and officers as a group             517,979                13.69


*     Less than 1%.

(1) The information presented regarding beneficial ownership of the Company's common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. Includes shares held by relatives and in certain trust relationships, which may be deemed to be beneficially owned by the nominees under the SEC rules; however, the inclusion of such shares does not constitute an admission of beneficial ownership. Unless otherwise indicated, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

(2) Includes 2,090, 1,450, 1,134, 1,068 and 1,399 shares subject to options exercisable within 60 days by Christopher French, David Ferguson, David MacDonald, Laurence Paxton, and William Pirtle, respectively.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Harold Morrison, Jr. and James E. Zerkel II are members of the Personnel Committee of the Board of Directors, which performs the function of a compensation committee. In 2002, the Company paid $120,003 for vehicles and services purchased from a company of which Mr. Morrison is an executive officer and paid $3,389 for supplies and services purchased from a company of which Mr. Zerkel is an executive officer. Management believes that each of the companies provides these services to the Company on terms comparable to those available to the Company from other similar companies. No other director of the Company is an officer, director, employee, or shareholder of a significant supplier or customer of the Company.

                           SUMMARY COMPENSATION TABLE

      The following Summary Table shows the compensation paid by the Company and its subsidiaries on an accrual basis during the fiscal years 2002, 2001, and 2000 to, or on behalf of, the Chief Executive Officer and each of the Company's four other most highly compensated executive officers for fiscal 2002, who are referred to collectively as the "named executive officers":

                                                                                  Long-Term
                                                     Annual Compensation         Compensation
                                                 --------------------------      ------------
                                                                                 Securities
Name and Principal                  Fiscal                                       Underlying          All Other
   Position                          Year        Salary ($)       Bonus ($)       Options(#)    Compensation ($) (1)
--------------------------------------------------------------------------------------------------------------------

Christopher E. French                2002         $200,873         $34,419           747              $10,554
  President                          2001          183,792          23,481           615                9,444
                                     2000          168,375          43,342           573                8,938

David E. Ferguson                    2002          126,493          13,728           479                9,884
  Vice President-                    2001          118,938           8,599           434                8,017
  Customer Service                   2000          111,681          18,123           406                7,703

David K. MacDonald                   2002          118,064          13,957           428                8,091
  Vice President-                    2001          104,031           9,539           341                6,938
  Engineering & Construction         2000           87,004          17,725           317                6,379

Laurence F. Paxton                   2002          104,251          12,948           389                7,563
  Vice President-                    2001           95,646           7,201           304                6,651
  Finance                            2000           88,839          14,855           287                6,401

William L. Pirtle                    2002          121,823          13,568           464                7,563
  Vice President-                    2001          114,144           8,615           398                7,065
  Personal Comm. Service             2000          106,387          17,733           391                6,660


(1) Includes amounts contributed by the Company under its 401(k) and Flexible Benefits Plans, each of which is available to all regular Company employees.

                               OPTION GRANTS TABLE

      The following table sets forth information concerning all stock options granted during fiscal 2002 to the named executive officers:

                                               Individual Grants                        Potential Realizable Value
                              -----------------------------------------------------     at Assumed Annual Rates of
                                         Percent of Total    Exercise                  Stock Price Appreciation for
                             Options      Options Granted     Or Base                         Option Term (2)
                           Granted (1)     To Employees        Price      Expiration   ------------------------------
          Name               (Shares)     In Fiscal Year     Per Share       Date          5% (3)         10% (3)
          ----               --------     --------------     ---------       ----          ------         -------
Christopher E. French          747             3.1%            $35.18     2/11/2007        $7,261          16,046
David E. Ferguson              479             2.0%             35.18     2/11/2007         4,656          10,289
David K. MacDonald             428             1.8%             35.18     2/11/2007         4,160           9,193
Laurence F. Paxton             389             1.6%             35.18     2/11/2007         3,781           8,356
William L. Pirtle              464             1.9%             35.18     2/11/2007         4,510           9,967



(1) Fifty percent of these options become exercisable on February 11, 2003, and the remaining fifty percent become exercisable on February 11, 2004.

(2) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

(3) In order to realize the potential value set forth, the price per share of the Company's common stock would be approximately $44.90 and $56.66, respectively, at the end of the five-year option term.

                    OPTION EXERCISES AND YEAR END VALUE TABLE

      The following table sets forth information concerning all stock options exercised during fiscal 2002 and unexercised stock options held at the end of that fiscal year by the named executive officers:

                                                                No. of Unexercised         Value of Unexercised
                                                                     Options/                  in the Money
                                                                 FY-End (Shares)            Options/FY-End ($)
                              Shares Acquired       Value          Exercisable/                Exercisable/
          Name                  on Exercise        Realized       Unexercisable               Unexercisable
          ----                  -----------        --------       -------------               -------------
Christopher E. French               489             14,137        1,409 / 1,055               28,484 / 15,225
David E. Ferguson                     0                  0        1,355 / 696                 30,161 / 10,094
David K. MacDonald                    0                  0          749 / 599                 14,883 / 8,630
Laurence F. Paxton                  550              9,499          722 / 541                 14,753 / 7,786
William L. Pirtle                     0                  0        1,297 / 663                 28,948 / 9,587


      The value of unexercised options is calculated based on the closing price of the common stock of $48.56 on December 31, 2002 as reported on the NASDAQ National System.

                                 RETIREMENT PLAN

      The Company maintains a noncontributory defined benefit Retirement Plan for its employees. The following table illustrates normal retirement benefits based upon Final Average Compensation and years of credited service. The normal retirement benefit is equal to the sum of:

      (1) 1.14% times Final Average Compensation plus 0.65% times Final Average Compensation in excess of Covered Compensation (average annual compensation with respect to which Social Security benefits would be provided at Social Security retirement age) times years of service (not greater than 30); and

      (2) 0.29% times Final Average Compensation times years of service in excess of 30 years (such excess service not to exceed 15 years).

                                                  Estimated Annual Pension
                               ------------------------------------------------------------------------
                                                  Years of Credited Service
      -------------------------------------------------------------------------------------------------
      Final Average
      Compensation          15               20               25                30                35
      -------------------------------------------------------------------------------------------------
      $ 20,000          $ 3,420          $ 4,560           $ 5,700           $ 6,840           $  7,130
        35,000            5,985            7,980             9,975            11,970             12,478
        50,000            9,138           12,184            15,230            18,276             19,001
        75,000           15,851           21,134            26,418            31,701             32,789
       100,000           22,563           30,084            37,605            45,126             46,576
       125,000           29,276           39,034            48,793            58,551             60,364
       150,000           35,988           47,984            59,980            71,976             74,151
       175,000           42,701           56,934            71,168            85,401             87,939
       200,000           49,413           65,884            82,355            98,826            101,726



      Covered Compensation for those retiring in 2003 is $43,968. Final Average Compensation equals an employee's average annual compensation for the five consecutive years of credited service for which compensation was the highest. The amounts shown as estimated annual pensions were calculated on a straight-life basis assuming the employee retires in 2003. The Company made the maximum allowable tax deductible contribution of $340,010 to the Retirement Plan in 2002, and the Plan remained adequately funded. Christopher French, David Ferguson, David MacDonald, Laurence Paxton, and William Pirtle had 21 years, 35 years, 7 years, 12 years, and 10 years, respectively, of credited service under the plan as of January 1, 2003.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors of the Company serves as a representative of the Board of Directors for general oversight of the Company's financial accounting and reporting systems, communication with the independent auditors, and monitoring compliance with applicable laws and regulations. The Board of Directors has adopted a written charter for the Audit Committee. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's auditors are responsible for expressing an opinion on the conformity of the Company's financial statements with accounting principles generally accepted in the United States of America. In this context the Audit Committee hereby reports as follows:

      1. The Committee has reviewed and discussed the 2002 financial statements with management.

      2. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

      3. The Committee has received the independent auditor's disclosures regarding the auditor's independence from the Company, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

      4. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.


                   Submitted by the Company's Audit Committee
                          Grover M. Holler, Jr., Chairman
                          Douglas C. Arthur
                          James E. Zerkel II

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The members of the Personnel Committee of the Board of Directors of the Company perform the function of a compensation committee. The Committee's approach to compensation of the Company's executive officers, including the Chief Executive Officer, is to award a total compensation package consisting of salary, annual and long-term incentives, and fringe benefit components, which recognizes that the compensation of executive officers should be established at levels which are consistent with the Company's objectives and achievements. The compensation package, and the Committee's approach to setting compensation, is to provide base salaries at levels that are competitive with amounts paid to senior executives with comparable qualifications, experience, and responsibilities. The annual incentive compensation is approved upon achievement of corporate objectives. The longer-term incentive compensation, consisting of awards under the Company's Incentive Stock Option Plan, is closely tied to the Company's success in achieving increases in the Company's stock price, thereby benefiting all shareholders. The Committee reviews industry compensation surveys, and compares compensation data from public filings by other publicly held companies in our industry and market region. In setting the compensation of the executive officers other than the Chief Executive Officer, the Committee receives and accords significant weight to the views of the Chief Executive Officer.

      The Committee has recognized the success of the Company's executives in accomplishing the Company's various strategic objectives, and has taken into account management's commitment to the long-term success of the Company. The Company has continued to expand its product and service offerings and has also continued its expansion beyond its traditional geographic base. The Company has also continued to focus its efforts on increasing earnings and on providing superior customer service while controlling operating costs. These actions will in turn assist the Company in meeting the challenge of achieving growth in an increasingly competitive telecommunications industry. Based upon its evaluation of these and other relevant factors, the Committee is satisfied that the executives have contributed positively to the Company's long-term financial performance.

      The annual base salary of the Chief Executive Officer is determined by the Committee in recognition of his leadership role in formulating and executing strategies for responding to the challenges of our industry, and the Committee's assessment of his past performance and its expectation for his future contributions in leading the Company. The 2002 base salary was not set in response to attainment of any specific goals by the Company, although the Committee took into consideration the Chief Executive Officer's individual contributions to the Company's performance from continuing operations, reflected by approximately 35% growth in revenues, 40% growth in operating earnings, his efforts in negotiating the sale of the Company's cellular partnership interest, and his overall efforts to successfully manage the Company's profitable long-term growth.

      The annual incentive plan stresses improvement in both financial performance, as measured by increases in operating net income, and service provided to the Company's customers, as measured by trouble reports from customers. Specific target goals are set each year. In 2002, targets were set for increases in earnings from our continuing operations; reductions in troubles reported by customers; and, a subjective valuation of overall productivity and timely and cost effective completion of projects. Performance of these three factors could range from 0 to 200%, and were weighted by 35%, 35%, and 30%, respectively. With the increase in the Company's operating income from continuing operations, and the slight improvement in its service levels, the Company achieved more than 104% of its combined performance goals for 2002. Since the combined performance in 2002 was greater than the combined performance in 2001, the incentive payments made to the Company's president and other executive officers were in line with their targeted levels, and larger than the payments made in the previous year.

      The long-term incentive plan involves most employees of the Company, and incentive stock options are currently being granted on a formula related to base salary. Awards under this plan for the executive officers, as well as all participating employees, are dependent upon increases in the market price of the Company's stock.

                   Submitted by the Company's Personnel Committee:
                          Noel M. Borden, Chairman
                          Harold Morrison, Jr.
                          James E. Zerkel II

                     FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The following graph compares the performance of the Company's stock to the NASDAQ U.S. Index and the S&P 500 Integrated Telecommunication Services Index. The S&P 500 Integrated Telecommunication Services Index consists of Alltel Corporation; AT&T Corporation; BellSouth Corporation; CenturyTel, Inc.; Qwest Communications International Inc.; SBC Communications Inc.; Sprint FON Group; and, Verizon Communications. The graph assumes that the value of the investment in the Company's stock and each of the indices was $100 at December 31, 1997 and that all dividends were reinvested. As of October 23, 2000, the Company's stock became listed on the NASDAQ National Market, and trades under the symbol "SHEN."

  ------------------------------------------------------------------------------------------------------------------
                                                             1997      1998     1999      2000     2001     2002
  ------------------------------------------------------------------------------------------------------------------
  Shenandoah Telecommunications Company                      100       103       186      180       224      281
  NASDAQ U.S. Index                                          100       141       261      157       125      86
  S&P Integrated Telecommunication Services Index            100       152       165      106       96       67
  ------------------------------------------------------------------------------------------------------------------


              Comparison of Five-Year Cumulative Total Return among
                     Shenandoah Telecommunications Company,
     NASDAQ U.S. Index, and S&P Integrated Telecommunication Services Index

                             [LINE GRAPHIC OMITTED]

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Ownership of and transactions in Company stock by executive officers and directors are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act. Based solely upon a review of copies of reports of beneficial ownership provided to the Company by officers and directors or written representations that no other reports were required, the Company believes that all reports required pursuant to Section 16(a) with respect to the year 2002 were timely filed.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      On March 11, 2002, the Company's Board of Directors voted to engage the accounting firm of KPMG LLP as the principal accountant to audit the Company's financial statements for the fiscal year ending December 31, 2002. On March 12, 2001, the Company's Board of Directors voted to engage the accounting firm of KPMG LLP as the principal accountant to audit the Company's financial statements for the fiscal year ending December 31, 2001, to replace the firm of McGladrey & Pullen, LLP, the principal accountant engaged to audit the Company's financial statements as of December 31, 2000, and for each of the years in the three year period ended December 31, 2000.

The Company conducted a competitive proposal process to select the independent public accountant to audit the Company's financial statements for the fiscal year ending December 31, 2001. The Company's Audit Committee received bids from several independent public accounting firms including McGladrey & Pullen, LLP. After reviewing the proposals, the Company's Audit Committee selected KPMG LLP, and the Company's Board of Directors approved this selection on March 12, 2001. McGladrey & Pullen, LLP did not resign or decline to stand for reelection. The Company decided, following the competitive proposal process, not to retain McGladrey & Pullen, LLP with respect to the audit of the Company's financial statements for periods beginning with the fiscal year ending December 31, 2001 and thereafter. McGladrey & Pullen, LLP's reports on the financial statements as of December 31, 2000, and for each of the years in the three year period ended December 31, 2000, contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. In connection with the audits of the three fiscal years ended December 31, 2000 and through the subsequent interim period preceding the engagement of KPMG LLP, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their reports on the financial statements to the subject matter of the disagreement.

      It is expected that representatives of KPMG LLP will be present at the annual meeting and will be afforded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                   Audit Fees

      The aggregate fees billed for the audit of the Company's annual consolidated financial statements for 2002 and the reviews of the financial statements included in the Company's reports on Form 10-Q for 2002 were $180,500.

          Financial Information Systems Design and Implementation Fees

      The Company did not engage its independent public accountants for any services of this nature.

                                 All Other Fees

      The Company was billed $51,665 by the principal accountant for all other services rendered during the year ended December 31, 2002. Audit related services consisted of audits of employee benefit plans for $12,200. Tax related services consisted of tax compliance services for $35,000 and tax planning and other miscellaneous tax related services for $4,465. The Audit Committee considered whether the provision of these services is compatible with maintaining the independence of its independent public accountants.

                            PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders to be included in management's proxy statement and form of proxy relating to next year's annual meeting must be received at the Company's principal executive offices no later than November 21, 2003. In addition, in order for any matter to be properly brought before the 2004 annual meeting, the shareholder must notify the Company in writing no later than December 22, 2003. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of shares of the Company's stock that are beneficially owned by the shareholder proposing such business; and (d) any material interest of the shareholder in such business.

                                  OTHER MATTERS

      Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters, including any matters dealing with the conduct of the meeting.

                                    FORM 10-K

      The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to shareholders, without charge, upon request to Mr. Laurence F. Paxton, Vice President-Finance, Shenandoah Telecommunications Company, P. O. Box 459, Edinburg, VA 22824, or, can be obtained from the Securities and Exchange Commission website at www.sec.gov.

Shenandoah Telecommunications Company                    PROXY
124 South Main Street
Edinburg, VA  22824                         This proxy is solicited on behalf of
                                                 the Board of Directors

      The undersigned hereby appoints Noel M. Borden, Christopher E. French, and Grover M. Holler, Jr., and each of them, as Proxies with full power of substitution, to vote all common stock of Shenandoah Telecommunications Company held of record by the undersigned as of March 18, 2003, at the Annual Meeting of Shareholders to be held on April 22, 2003, and at any and all adjournments and postponements thereof.

1.    Election of Directors
      [_]  FOR  CLASS II     Noel M. Borden, Ken L. Burch, Grover M. Holler, Jr.

      To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.

      [_]  Vote Withheld for all nominees listed above.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

      Please mark, sign exactly as name appears below, date, and return this proxy card promptly, using the enclosed envelope, whether or not you plan to attend the meeting.

--------------------------------------------------------------------------------

                                    When signing as attorney, executor,
                                    administrator, trustee, guardian, or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ___________________, 2003

                                    --------------------------------------------
   I plan to attend the meeting     SIGNATURE
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   Number of persons attending
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   I cannot attend the meeting      ADDITIONAL SIGNATURE (if held jointly)
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